SUB-ITEM 77Q3

AIM STRUCTURED GROWTH FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 8/31/2008
FILE NUMBER 811-09913
SERIES NO.: 8

72DD  1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                                             $ 16
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                                              $ -
        Class C                                              $ -
        Class R                                              $ -
        Institutional Class                                $ 841

73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                                           0.0262
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                                                -
        Class C                                                -
        Class R                                                -
        Institutional Class                               0.0572

74U.  1 Number of shares outstanding (000's omitted)
        Class A                                              480
      2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
        Class B                                               46
        Class C                                              190
        Class R                                                3
        Institutional Class                               15,517

74V.  1 Net asset value per share (to nearest cent)
        Class A                                          $ 10.20
      2 Net asset value per share of a second class of open-end company shares (to nearest cent)
        Class B                                          $ 10.05
        Class C                                          $ 10.05
        Class R                                          $ 10.18
        Institutional Class                              $ 10.23